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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HILTON HOTELS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	36-2058176
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9336 Civic Center Drive
Beverly Hills, California 90210
(Address of Principal Executive Offices) (Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8% Quarterly Interest Bonds due 2031	The New York Stock Exchange*

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  /x/

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  / /

Securities Act registration statement file number to which this form relates:  333-38047

Securities to be Registered Pursuant to Section 12(g) of the Act:

None
(Title of Class)

*
Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

    A description of the Registrant's 8% Quarterly Interest Bonds due 2031 to be registered hereby is contained in the "Description of Debt Securities" section set forth in the Prospectus dated December 15, 1997 filed as part of the Registrant's Registration Statement No. 333-38047 under the Securities Act of 1933, as amended (the "Securities Act"), and in the "Description of the Bonds" section set forth in the Prospectus Supplement dated August 14, 2001 filed pursuant to Rule 424(b) under the Securities Act and such descriptions are incorporated herein by reference.

Item 2. Exhibits.

    The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.
4.1	Indenture, dated as of April 15, 1997, between Registrant and BNY Western Trust Company, as Trustee, regarding Registrant's Debt Securities (incorporated by reference to Exhibit 4.3 to Registrant's Current Report on Form 8-K, dated April 15, 1997)
4.2	Officers' Certificate of the Registrant (incorporated by reference to Exhibit 99.01 to Registrant's Current Report on Form 8-K, dated August 14, 2001)

1

SIGNATURES

    Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

HILTON HOTELS CORPORATION
Date:	August 28, 2001	By:	/s/ ROBERT M. LA FORGIA Name: Robert M. La Forgia Title: Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.
4.1	Indenture, dated as of April 15, 1997, between Registrant and BNY Western Trust Company, as Trustee, regarding Registrant's Debt Securities (incorporated by reference to Exhibit 4.3 to Registrant's Current Report on Form 8-K, dated April 15, 1997)
4.2	Officers' Certificate of the Registrant (incorporated by reference to Exhibit 99.01 to Registrant's Current Report on Form 8-K, dated August 14, 2001)

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FORM 8-A
INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES
EXHIBIT INDEX